                                                                   EXHIBIT 10.31

                 EXCHANGE RIGHTS ACQUISITION AND GRANT AGREEMENT


        THIS EXCHANGE RIGHTS ACQUISITION AND GRANT AGREEMENT (this "Agreement") is entered into and effective as of this 17th day of December, 1998, by and among WESTERN PCS BTA I CORPORATION, a Delaware corporation ("Western BTA"), WESTERN WIRELESS CORPORATION, a Washington corporation ("WWC"), COOK INLET TELECOMMUNICATIONS, INC., a Delaware corporation ("Cook Inlet"), and VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream").


                                    RECITALS

        (i) Western BTA, WWC, and Cook Inlet are parties to that certain PCS Block "C" Organization and Financing Agreement dated November 5, 1995, as amended by amendments dated April 8, 1996 (the "First Amendment"), June 27, 1996 (the "Second Amendment"), and July 30, 1996 (the "Third Amendment") (together, the "Organization and Financing Agreement"), whereby the parties thereto specified certain terms with respect to the organization and financing of Cook Inlet Western Wireless PV/SS PCS, L.P. (the "Limited Partnership") and operation of various wireless telecommunications systems, and the terms of various contracts for use among the parties thereto and others in connection with such organization, financing, and operations. The other parties to the Organization and Financing Agreement are: COOK INLET PV/SS PCS PARTNERS, L.P., a Delaware limited partnership ("Control Group"); SSPCS CORPORATION, a Delaware corporation ("SSPCS"); and PROVIDENCE MEDIA PARTNERS L.P., a Delaware limited partnership ("Providence").

        (ii) Control Group and Western BTA are parties to that certain Cook Inlet Western Wireless PV/SS PCS, L.P. Limited Partnership Agreement dated November 5, 1996, as amended by the First Amendment, the Second Amendment, and the Third Amendment (together, the "Limited Partnership Agreement"), whereby the parties thereto formed the Limited Partnership to apply to the FCC for the right to participate in the Auction and to bid and acquire Licenses, as such terms are defined therein.

        (iii) Pursuant to the Organization and Financing Agreement, each of Cook Inlet, SSPCS and Providence is (a) defined to be a Control Group Partner with Partnership Interests (as defined therein) in Control Group, and (b) is therefore granted certain rights ("WWC Exchange Rights") to exchange its ownership rights in its Partnership Interest in Control Group for shares of WWC common stock in certain circumstances.

        (iv) Cook Inlet desires to sell and WWC desires, in conjunction with VoiceStream, to acquire for cancellation, the WWC Exchange Rights of Cook Inlet for consideration consisting of cash from WWC and a grant of new exchange rights by VoiceStream.

        (v) The parties desire to set forth the full terms of their agreement respecting the same in this written contract.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        ALL WORDS CAPITALIZED HEREIN AND NOT DEFINED SHALL HAVE THE MEANINGS GIVEN THEM IN THE ORGANIZATION AND FINANCING AGREEMENT.

        Otherwise, for purposes of this Agreement, the following terms have the meanings set forth below.

        "VoiceStream" means VoiceStream Wireless Corporation, a Delaware corporation and its successors and assigns.

        "VoiceStream Common Stock" means the common stock, $0.001 par value, of VoiceStream.

        "VoiceStream Organic Change" means any recapitalization, reorganization, reclassification, spin-off, split-off, extraordinary dividend or distribution, consolidation or merger with another Person of VoiceStream, or any successor(s) thereto, or sale of all or substantially all, in any or a series of transactions, of the assets or stock of VoiceStream, or any successor(s) thereto, to another Person, or other transaction involving VoiceStream, or any successor(s) thereto, which is effected in such a manner that holders of VoiceStream Common Stock, or of stock or other interests in any of the respective successors to VoiceStream as the case may be, are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets or other consideration with respect to or in exchange for such stock or interests.

                                   ARTICLE II
                         PURCHASE OF WWC EXCHANGE RIGHTS

        WWC and VoiceStream hereby purchase from Cook Inlet, and Cook Inlet hereby sells to WWC and VoiceStream, all of Cook Inlet's right, title and interest in and to the WWC Exchange Rights for the following consideration:

        (a) the sum of Five Million Dollars ($5,000,000), payable in cash simultaneously with the execution of this Agreement; and

        (b) the grant to Cook Inlet of the rights ("VoiceStream Exchange Rights") to exchange ownership rights in its Partnership Interest in Control Group for Voice Stream Common Stock, which VoiceStream Exchange Rights are hereby granted. The terms and conditions of the VoiceStream Exchange Rights are set forth in Article III hereof.

                                   ARTICLE III
                           VOICESTREAM EXCHANGE RIGHTS

        3.1 Exchange Rights. The VoiceStream Exchange Rights shall be exercisable (a "VoiceStream Exchange") by Cook Inlet only on the following terms and only during the thirty (30) day exchange period beginning on April 27, 2002, and ending at 5:00 p.m. pacific time on May 26, 2002, (the "Cook Inlet Exchange Period") in accordance with the following:

                (a) Cook Inlet may elect to exchange all, but not less than all, of the ownership rights in its Partnership Interest in Control Group for fifty
(50) shares of VoiceStream Common Stock.




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                (b) To cause a VoiceStream Exchange, Cook Inlet shall deliver an irrevocable written notice of the same (an "Exchange Notice") to VoiceStream during the Cook Inlet Exchange Period; provided that, if as of the end of the Cook Inlet Exchange Period Cook Inlet has failed to so deliver said notice, the VoiceStream Exchange Rights of Cook Inlet (pursuant to this Agreement) shall then immediately terminate.

                (c) The WWC Exchange Rights of Cook Inlet set forth in the Organization and Financing Agreement are upon execution hereof deemed cancelled and are null and void, and Cook Inlet shall have no further right or obligation in respect of the Exchange Rights or any other part or provision of Article III of the Organization and Financing Agreement as set forth therein, and the parties agree that this Agreement shall supersede such Article III.

                (d) Western BTA, WWC, VoiceStream and Cook Inlet agree to structure, to the extent reasonably possible, the VoiceStream Exchange for Cook Inlet in a way that is tax free to each of Cook Inlet and to Western BTA, WWC, and VoiceStream and such structure may include a stock exchange that includes the stock of a special purpose corporation holding the Partnership Interest of Cook Inlet in the Control Group; provided, however, that in doing so there are no negative tax or accounting attributes of such a VoiceStream Exchange that adversely impact Western BTA, WWC, or VoiceStream to a greater extent than would be experienced in a direct exchange for a Partnership Interest (other than the receipt of a carry over basis due to the tax free nature of the transaction), as determined in utmost good faith by Western BTA in its reasonable discretion. If Cook Inlet desires such a tax free structure, it shall be a special purpose corporation. A "special purpose corporation" shall mean a corporation formed for the purpose of holding an interest in the Control Group.

                (e) If Western BTA, WWC, or VoiceStream in connection with the VoiceStream Exchange, directly acquires a Partnership Interest, Western BTA, WWC, or VoiceStream, as the case may be, shall take all actions necessary to satisfy the applicable requirements of Section 12.6 of the limited partnership agreement of Control Group.

                (f) Upon receipt of an Exchange Notice during the Exchange Period, and if VoiceStream Common Stock is listed or admitted for trading on the NASDAQ National Market System or the New York Stock Exchange, then Western BTA and VoiceStream agree that VoiceStream shall issue to Cook Inlet, as soon as reasonably practicable but in any event no later than sixty (60) days following delivery of the Exchange Notice (the "Outside Delivery Date"), fifty (50) shares of VoiceStream Common Stock provided that at the time of such issuance (i) such shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, claims and encumbrances or preemptive or similar rights, (ii) such shares are delivered in compliance with Federal and state securities laws, (iii) such shares are subject to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of such shares by Cook Inlet (the "Registration Statement") from time to time in negotiated transactions, in market transactions or otherwise and (iv) such shares are registered or qualified for offer of sale by Cook Inlet under the securities or blue sky laws of such States as Cook Inlet shall reasonably request. VoiceStream covenants and agrees that it shall (x) prepare and file with the Securities and Exchange Commission such amendments as may be necessary to keep the Registration Statement effective until the earlier of the date all of such shares have been sold by Cook Inlet, the date all of such shares are freely tradable without registration or restriction (under Rule 144(k) promulgated under the Securities Act or otherwise), , but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder,
(y) cause each such state securities or blue sky registration or qualification to remain effective during the period the Registration Statement is required to be kept effective hereunder, and (z) cause the shares covered by such Registration Statement, by the date of the first sale by Cook Inlet thereunder, to be listed or admitted for trading on each securities exchange (or, if applicable, the




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


NASDAQ national market system) on which VoiceStream Common Stock is then listed or admitted for trading.

                (g) In the event that VoiceStream Common Stock is not listed or admitted for trading on the NASDAQ National Market System or the New York Stock Exchange, then Article IV shall apply.

        3.2 Increase or Combination of Common Stock.

        At any time prior to the date VoiceStream Common Stock is issued to Cook Inlet in accordance with this Agreement, if at any time VoiceStream (a) pays a dividend or makes a distribution in shares of its capital stock or securities convertible or exchangeable for shares of its capital stock, (b) issues by reclassification, or (c) subdivides (by any stock split, recapitalization or otherwise) one or more classes of its outstanding shares of VoiceStream Common Stock into a greater number of shares, the number of shares of VoiceStream Common Stock to be issued pursuant to Section 3.1 immediately prior to such increase shall be adjusted proportionately, and if VoiceStream at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of VoiceStream Common Stock into a smaller number of shares, the number of shares of VoiceStream Common Stock issuable to Cook Inlet on a VoiceStream Exchange immediately prior to such combination shall be adjusted proportionately to allow Cook Inlet the full benefit and effect of the increase or combination as if the VoiceStream Exchange had occurred immediately prior to the increase or combination, as the case may be.

        3.3 Reorganization, Reclassification, Consolidation, Merger or Sale.

        At any time prior to the date VoiceStream Common Stock is issued to Cook Inlet in accordance with this Agreement, prior to the consummation of each VoiceStream Organic Change, VoiceStream shall make appropriate provisions (in form and substance reasonably satisfactory to Cook Inlet) to insure that Cook Inlet thereafter shall have the right to exchange for and receive, in lieu of or in addition to (as the case may be) the shares of VoiceStream Common Stock immediately theretofore acquirable and receivable upon a VoiceStream Exchange, such shares of stock, securities or assets or other consideration as Cook Inlet would have received in connection with such VoiceStream Organic Change if Cook Inlet had effected the VoiceStream Exchange immediately prior to such VoiceStream Organic Change. In the event of each VoiceStream Organic Change, VoiceStream shall also make appropriate provisions (in form and substance reasonably satisfactory to Cook Inlet) to insure that Cook Inlet continues to have the benefit of this Section 3.3 thereafter. VoiceStream shall not effect any VoiceStream Organic Change unless prior to the consummation thereof, the successor corporation (if other than VoiceStream) resulting from consolidation or merger or the Person purchasing such stock or assets assumes by written instrument (in form reasonably satisfactory to Cook Inlet) the obligation to deliver to Cook Inlet such shares of stock, securities or assets or other consideration as, in accordance with the foregoing provisions, Cook Inlet may be entitled to acquire.

        3.4 Recapture of Bidding Credits and Acceleration of FCC Loans. In the event that a VoiceStream Exchange results in either (a) the recapture by the FCC of any bidding credits or other discounts received by Applicant with respect to the award of Licenses in connection with the Auction, or (b) the acceleration of any obligation or debt owed to the FCC in connection with the Auction, the Applicant solely shall be liable to the FCC for such amounts.




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                                   ARTICLE IV
                         VOICESTREAM EXCHANGE RIGHTS IF
                     VOICESTREAM COMMON STOCK IS NOT LISTED

        4.1 If VoiceStream Common Stock is Not Delivered in Accordance with
Section 3.1(f). If Western BTA and VoiceStream are unable pursuant to Section
3.1 above, upon a VoiceStream Exchange, to deliver, in accordance with Section 3.1(f), shares of VoiceStream Common Stock prior to the Outside Delivery Date, WWC, Western BTA and VoiceStream jointly and severally agree that WWC shall issue, prior to the Outside Delivery Date, in lieu of the VoiceStream Common Stock, and Cook Inlet agrees to accept, in full satisfaction of the obligation to deliver VoiceStream Common Stock: (i) 193,315 shares of WWC Class A Common Stock, and (ii) a cash payment in the amount of One Million, Five Hundred Thousand Dollars ($1,500,000). The shares of WWC Class A Common Stock to be issued pursuant to this Section 4.1 shall be subject to the same requirements, and WWC shall be bound by the same covenants, as those set forth in Section 3.1(f) hereof, substituting WWC for VoiceStream thereunder. It shall be a breach of this Agreement by WWC, Western BTA and Voice Stream if WWC Class A Common Stock is not listed or admitted for trading on the NASDAQ National Market System or the New York Stock Exchange at the time of issuance hereunder to Cook Inlet, or if such shares are not delivered to Cook Inlet in accordance with the requirements of Section 3.1(f) (substituting WWC for VoiceStream thereunder) prior to the Outside Delivery Date.

        4.2 Increase or Combination of Common Stock. At any time prior to the date VoiceStream Common Stock or WWC Class A Common Stock, as the case may be, is issued to Cook Inlet in accordance with this Agreement, if at any time WWC
(a) pays a dividend or makes a distribution in shares of its capital stock or securities convertible or exchangeable for shares of its capital stock, (b) issues by reclassification, or (c) subdivides (by any stock split, recapitalization or otherwise) one or more classes of its outstanding shares of WWC Common Stock into a greater number of shares, the number of shares of WWC Common Stock to be issued pursuant to Section 4.1 above immediately prior to such increase shall be adjusted proportionately, and if WWC at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of WWC Common Stock into a smaller number of shares, the number of shares of WWC Common Stock to be issued pursuant to Section 4.1 above immediately prior to such combination shall be adjusted proportionately, in each case to allow to Cook Inlet the full benefit and effect of the increase or combination as if the Partnership Interest of Cook Inlet had been exchanged for WWC Common Stock immediately prior to the increase or combination, as the case may be.

                4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. At any time prior to the date VoiceStream Common Stock or WWC Class A Common Stock, as the case may be, is issued to Cook Inlet in accordance with this Agreement, prior to the consummation of each Organic Change, WWC shall make appropriate provisions (in form and substance reasonably satisfactory to Cook Inlet) to insure that Cook Inlet thereafter shall have the right to exchange for and receive, in lieu of or in addition to (as the case may be) the shares of WWC Common Stock immediately theretofore acquirable and receivable pursuant to
Section 4.1 above, such shares of stock, securities or assets or other consideration as Cook Inlet would have received in connection with such Organic Change if Cook Inlet had effected the VoiceStream Exchange immediately prior to such Organic Change. In the event of each Organic Change, WWC shall also make appropriate provisions (in form and substance reasonably satisfactory to Cook Inlet) to insure that Cook Inlet will continue to have the benefit of this
Section 4.3 thereafter. WWC shall not effect any Organic Change unless prior to the consummation thereof, the successor corporation (if other than WWC) resulting from consolidation or merger or the Person purchasing such stock or assets assumes by written instrument (in form reasonably satisfactory to Cook Inlet) the obligation to deliver to Cook Inlet such shares of stock, securities or assets or other consideration as, in accordance with the foregoing provisions, Cook Inlet may be entitled to acquire.



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                                    ARTICLE V
                    SHARING OF PROCEEDS OF SALE TRANSACTIONS

        The parties acknowledge that Cook Inlet was under no obligation to exercise the WWC Exchange Rights and agree that Cook Inlet is not hereunder obligated to exercise the VoiceStream Exchange Rights. The parties further acknowledge and agree that, as of this date, Cook Inlet has received a portion of the value of the WWC Exchange Rights in cash pursuant to the transactions described in Article II hereof, although it has not and will not exercise the WWC Exchange Rights and may never exercise the VoiceStream Exchange Rights. In light of the foregoing, the parties agree that if Cook Inlet fails to timely exercise the VoiceStream Exchange Rights pursuant to Article III, then upon and from the receipt by Cook Inlet of cash proceeds from a Sale Transaction (as defined below), Cook Inlet shall immediately pay in cash to WWC the lesser of:

                (a) Five Million Dollars ($5,000,000); or

                (b) the amount of proceeds equal to the total amount of cash distributions from the Limited Partnership and Control Group to which Cook Inlet or any subsidiary, parent or Affiliate thereof is entitled as a result of the Sale Transaction, provided that in calculating such amount, no distributions of income or other distributions relating to the ownership and operation of the Limited Partnership's business, assets and/or FCC licenses shall be included.

        A "Sale Transaction" shall mean any sale, transfer, disposition or conveyance (or series of related or unrelated sales, etc.), directly or indirectly, by the Limited Partnership or any subsidiary, parent or Affiliate thereof, of all or substantially all of its assets and the FCC licenses that allow and comprise the wireless telecommunications systems directly or indirectly owned by the Limited Partnership.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

        6.1 WWC, VoiceStream and Western BTA jointly and severally represent and warrant to and covenant with Cook Inlet as follows:

        (a) VoiceStream is a corporation duly organized, validly existing and in good standing under the laws of Delaware. VoiceStream and has all requisite corporate power and authority and any necessary governmental approval to own, lease and operate its properties and to carry on its business as now being conducted or as proposed to be conducted following the Spin-Off (as defined in subparagraph (e) below). VoiceStream is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. VoiceStream has provided to Cook Inlet accurate and complete copies of its Certificate of Incorporation and Bylaws as currently in effect.

(b) As of the date hereof, the authorized capital stock of VoiceStream consists of 50,000 shares of VoiceStream Common Stock, $0.001 par value, of which 12,484 shares are currently issued and outstanding, and 10,000 shares of VoiceStream Preferred Stock, $0.001 par value, of which none is currently issued and outstanding. WWC owns 10,000 shares of VoiceStream Common Stock and Hutchinson Telecommunications PCS (USA) Limited owns 2,484 shares of VoiceStream Common Stock. No other capital stock of VoiceStream is authorized or issued. All issued and outstanding shares of VoiceStream Common Stock are duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights. As of the date hereof, there are no outstanding rights, subscriptions,



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warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the VoiceStream Common Stock, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such VoiceStream Common Stock.

        (c) VoiceStream has made available to Cook Inlet true and complete copies of its most recent audited financial statements and unaudited interim financial statements (the "VoiceStream Historical Financial Statements"), copies of which are attached hereto as Exhibit A. The VoiceStream Historical Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the consolidated financial position of VoiceStream as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments. Except as disclosed in writing to Cook Inlet, since December 31, 1997, VoiceStream has conducted and will conduct its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse effect on the business, assets, financial condition, liabilities or results of operations of VoiceStream, (ii) any material damage or loss to any material asset or property not covered by insurance, (iii) any change in accounting principles or practices, (v) any revaluation of any material assets or liabilities other than in the ordinary course of business or (vi) any entry by VoiceStream into any commitment or transactions material to VoiceStream (other than commitments or transactions entered into in the ordinary course of business).

        (d) WWC currently is contemplating making a distribution of all of the shares of VoiceStream stock owned by it to the holders of its Class A Common Stock and Class B Common Stock (the "Spin-Off"), subject to approval of the Board of Directors of WWC and other applicable approvals, and provided it receives an acceptable ruling from the Internal Revenue Service of its request dated September 28, 1998, as supplemented, relating to the Spin-Off. VoiceStream currently owns, and at the time of the Spin-Off will own, materially all of the assets, contracts, licenses and rights relating to the PCS business owned by WWC and its subsidiaries and affiliates.

        6.2 Cook Inlet, WWC, VoiceStream and Western BTA represent and warrant to, and covenant with and among, each other as follows:

        Each party has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by such party's Board of Directors and no other corporate proceedings on the part of such party or its stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with the terms of this Agreement. No consent, approval, waiver or authorization of, notice to or declaration or filing with any governmental entity or authority is required in connection with the execution, delivery or performance by such party of this Agreement or the consummation by it of the transactions contemplated hereby.

                                   ARTICLE VII
                                  MISCELLANEOUS

        7.1 Entire Agreement; Amendment. This Agreement and the Organization and Financing Agreement referenced herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the



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


subject matter hereof in any way. This Agreement may be amended only by an instrument executed by each of the parties hereto.

        7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.

        7.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement; provided that the parties shall, in good faith, negotiate fair market-based compensation to any party which loses rights hereunder pursuant to such interpretation.

        7.4 Savings Clause. Notwithstanding anything in this Agreement to the contrary, if the possession or exercise of any right of the parties set forth in this Agreement would cause the Partnership to violate any applicable laws, including, without limitation, any FCC Rules, as in effect from time to time, or result in an adverse regulatory action or ruling by the FCC, such right shall be deemed not to exist; provided that the parties shall, in good faith, negotiate fair market-based compensation to any party which loses any right hereunder pursuant to such right being deemed not to exist.

        7.5 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Delaware.

        7.6 Notices. All notices, demands or other communications to be delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient; (b) two business days after being sent to the recipient by reputable express courier service (charges prepaid); (c) five business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid; and (d) when acknowledged by the recipient if given by facsimile transmission. Such notices, demands and other communications shall be sent to each party at the respective addresses indicated below:

        If to Western BTA, WWC
        or VoiceStream:                     3650 131st Avenue SE
                                            Bellevue, WA 98006
                                            Attention:  General Counsel
                                            Facsimile: (425) 586-8090

        With a copies in each case to:      G. Scott Greenburg
                                            Preston Gates & Ellis
                                            701 Fifth Avenue, Suite 5000
                                            Seattle, WA 98104-7078
                                            Facsimile: (206) 623-7022




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



        If to Cook Inlet :                  Cook Inlet Telecommunications, Inc.
                                            2525 "C" Street
                                            Anchorage, Alaska 99503
                                            Attn: Craig Floerchinger
                                            Facsimile: (907) 263-5181

        With a copy in each case to:        Mark W. Kroloff, General Counsel
                                            Cook Inlet Region, Inc.
                                            2525 "C" Street
                                            Anchorage, Alaska 99503
                                            Facsimile: (907) 263-5182

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        7.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement.

        7.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

        7.9 Effectiveness of Organization and Financing Agreement, Limited Partnership Agreement and Technical Services Agreement. Except as modified by this Agreement, all respective provisions of the Organization and Financing Agreement, the Limited Partnership Agreement and the Technical Services Agreement are unchanged and remain in full force and effect and are ratified and confirmed by the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WESTERN PCS BTA I CORPORATION          COOK INLET TELECOMMUNICATIONS, INC.


By /s/ CREGG BAUMBAUGH                 By /s/ CRAIG FLOERCHINGER
  --------------------------------       ---------------------------------------

Its Senior Vice President              Its Authorized Officer
   -------------------------------        --------------------------------------

WESTERN WIRELESS CORPORATION           VOICESTREAM WIRELESS CORPORATION


By /s/ CREGG BAUMBAUGH                 By /s/ CREGG BAUMBAUGH
  --------------------------------       ---------------------------------------

Its Senior Vice President              Its Senior Vice President
   -------------------------------        --------------------------------------




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